UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 8, 2012

ADVANCED CELL TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50295	87-0656515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Locke Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (508) 756-1212

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 8.01 in this current report on Form 8-K is incorporated by reference into this Item 3.02. The shares that we agreed to issue to Cranshire will be issued in reliance upon the exemption from registration set forth in Section 3(a)(10) of the Securities Act of 1933, as amended.

Item 8.01.         Other Events.

                On March 8, 2012, the United States District Court for the Southern District of New York Court approved the exchange agreement entered into on February 24, 2012 between Advanced Cell Technology, Inc. and Cranshire Master Fund, Ltd (the “Exchange Agreement”) in connection with the lawsuit entitled Capital Master Fund, Ltd. v. Advanced Cell Technology, Inc., Case No. 11 CIV 8755 (S.D.N.Y. filed December 1, 2011).

                As previously disclosed in our recent Form 10-K, pursuant to the Exchange Agreement, we have agreed, in exchange for dismissal of the pending lawsuit with prejudice and a mutual release of all claims, to issue 4,941,605 shares of our common stock to Cranshire and to release the escrow proceeds from the sale of the 10,730,265 shares of our common stock issued to Cranshire pursuant to the order of the Court entered on December 15, 2011. The shares will be delivered to Cranshire in accordance with the terms of the Exchange Agreement and the escrow proceeds will be released to Cranshire immediately, the releases will become effective and the action will be dismissed with prejudice.

                The foregoing description of the Exchange Agreement is qualified in its entirety by reference to the full text of the Exchange Agreement attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.         Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Exchange Agreement dated February 24, 2012 between the Company and Cranshire Capital Master Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Cell Technology, Inc.

Date: March 8, 2012	By:	/s/ Gary H. Rabin
Gary H. Rabin
Chief Financial Officer

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